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                         EXHIBIT (23)(f)
                         ---------------

                   CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Boatmen's Bancshares, Inc. for the registration of 240,004 shares of its common stock. We also consent to the incorporation by reference of our report dated February 19, 1993, with respect to the consolidated financial statements of Commercial Landmark Corporation and Subsidiaries included in Fourth Financial Corporation's Annual Report (Form 10-K) for the year ended December 31, 1994.

                                 /s/ SARTAIN FISCHBEIN & CO.

January 24, 1996